SECURITIES AND EXCHANGE COMMISSION

                      Washington DC   20549

            _________________________________________

                            FORM  8-K

                         CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934





  Date of Report (Date of earliest event reported):  January 1, 2000



     eLOT, Inc. (f/k/a/ EXECUTONE INFORMATION SYSTEMS, INC.)
     (Exact name of registrant as specified in its charter)

        Virginia                     0-11551            86-0449210
(State or other jurisdiction      (Commission          (IRS Employer
    of incorporation)             File Number)       Identification No.)


 478 Wheelers Farms Road, Milford, Connecticut             06460
   (Address of principal executive offices)              (Zip Code)


Registrant's telephone number, including area code:  (203) 876-7600

Item 2.  Disposition of Assets.

On January 1, 2000, the eLOT, Inc., formerly known as Executone Information Systems, Inc. ("Executone" or the "Company") sold its Computer Telephony business ("CT Business") to Executone Inter-Tel Business Information Systems, Inc., a wholly owned subsidiary of Inter-Tel Incorporated ("Inter-Tel"). The purchase price was $44.3 million in cash, subject to purchase price adjustments as of the closing date.

Item 7.  Financial Statements and Exhibits.
                                                                 Page

(b)  Pro forma financial information                              4

     Pro forma consolidated balance sheet at September 30, 1999   5

     Pro forma consolidated statement of operations for the
          nine months ended September 30, 1999                    6

     Pro forma consolidated statement of operations for the
          Year ended December 31, 1998                            7



(c)  Exhibits

(1) Asset Purchase Agreement by and among Executone Information Systems, Inc., Executone Inter-Tel Business Information Systems, Inc., and Inter-Tel Incorporated, dated as of October 17, 1999. Incorporated by reference to the definitive proxy statement (Form 14A) of the Company filed on November 18, 1999 (File No. 0-11551).

               EXECUTONE INFORMATION SYSTEMS, INC.
              UNAUDITED PRO FORMA FINANCIAL INFORMATION


     The following unaudited Pro Forma Financial Information has been prepared pursuant to the asset purchase agreement dated October 17, 1999 among Executone, Inter-Tel and Executone Inter-Tel Business Information Systems, Inc. The Pro Forma Consolidated Balance Sheet as of September 30, 1999 has been prepared as if the sale of the computer telephony business had been consummated as of that date. The unaudited Pro Forma Consolidated Statements of Operations for the nine-month period ended September 30, 1999 and for the year ended December 31, 1998 have been prepared as if the sale of the computer telephony business had been consummated at the beginning of each period presented.

     The pro forma information set forth below is unaudited and not necessarily indicative of the results that would actually have occurred if the sale of the computer telephony business had occurred as of the time periods indicated or of results that may be obtained in the future.

     The pro forma adjustments, as described in the Notes to Unaudited Pro Forma Financial Statements, are based upon available information and upon certain assumptions that management believes are reasonable. The Pro Forma Consolidated Balance Sheet as of September 30, 1999 has been adjusted to reflect the sale of the net assets of the computer telephony business for $44.3 million. The estimated after tax gain on the transaction is included in equity. An additional adjustment has been made to reflect the use of the sale proceeds to repay Executone's outstanding balance on its revolving credit facility. The Pro Forma Consolidated Statements of Operations for the nine-month period ended September 30, 1999 and for the year ended December 31, 1998 have been adjusted to reflect the impact of the debt repayment on interest expense.

     The unaudited Pro Forma Financial Information should be read in conjunction with the following:

     - Executone's consolidated financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 1998, filed with the Securities and Exchange Commission on April 15, 1999, and

     - Executone's unaudited financial statements included in the Company's Quarterly Report on Form 10-Q for the nine-month period ended September 30, 1999, filed with the Securities and Exchange Commission on November 12, 1999.

               EXECUTONE INFORMATION SYSTEMS, INC.
         UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

The following unaudited pro forma consolidated balance sheet of Executone as of September 30, 1999 gives effect to the sale of the computer telephony business. The unaudited pro forma consolidated statements of operations of Executone for the year ended December 31, 1998 and the nine months ended September 30, 1999 present the results of Executone as if the computer telephony business had been sold at the beginning of each period presented.

The unaudited pro forma consolidated financial statements are based on the historical financial statements of Executone and the assumptions and adjustments set forth in the accompanying notes to the unaudited pro forma consolidated financial statements.

                                        September 30, 1999

                                           CT   Pro Forma
(in thousands of dollars)   Consolidated       Adjustments    Pro Forma
ASSETS
Current Assets
   Cash and cash equivalents   $1,219   $   -   $28,961(a,b)   $30,180
   Accounts receivable         30,320 (19,438)        -         10,882
   Inventories                 21,905 (13,240)        -          8,665
   Prepaid expenses and
    other current assets        4,339  (1,900)   (1,627)(a)        812

     Total Current Assets      57,783 (34,578)    27,334        50,539

Property & Equipment, net      12,114  (4,206)        -          7,908
Intangible Assets, net          3,698       -         -          3,698
Deferred Taxes                 22,811       -    (10,750)(a,b)  12,061
Other Assets                    6,809    (663)      (190)(a)     5,956

           TOTAL ASSETS      $103,215 $(39,447)  $16,394       $80,162


LIABILITIES AND EQUITY
Current Liabilities
  Current portion of
    long-term debt             $1,107    $(343)    $   -          $764
  Accounts payable             19,195  (13,972)        -         5,223
  Accrued payroll and
    related costs               4,259   (2,431)      350 (a)     2,178
  Accrued liabilities          11,944   (5,428)    1,200 (a)     7,716
  Deferred revenue and
    customer deposits           2,198   (1,316)        -           882

    Total Current Liabilities  38,703  (23,490)    1,550        16,763

Long-Term Debt                 30,146    (454)   (15,339)(b)    14,353
Other Long-Term Liabilities     1,445  (1,445)         -             -

    Total Liabilities          70,294 (25,389)   (13,789)       31,116

Stockholders' Equity
    Common stock                  630       -          -           630
    Preferred stock                 -       -          -             -
    Additional paid-in capital 78,413 (14,058)     14,058 (a)   78,413
    Retained earnings(deficit)(46,122)      -      16,125 (a,b)(29,997)

       Total Stockholders'
          Equity               32,921 (14,058)     30,183       49,046

TOTAL LIABILITIES
  AND EQUITY                 $103,215 $(39,447)    16,394       80,162


               EXECUTONE INFORMATION SYSTEMS, INC.
    UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS


(in thousands, except per share amounts)

                               Nine Months Ended September 30, 1999


                                             CT      Pro Forma
                          Consolidated   Operations Adjustments  Pro Forma

Net Sales                      $96,822    $(75,191)   $4,261(d)   $25,892

Cost of Sales                   66,959     (52,476)    4,261(d)    18,744

Gross Profit                    29,863     (22,715)        -        7,148

Operating Expenses
  Engineering &
    Development                  6,721      (4,807)        -        1,914
  Selling, General &
    Administrative              32,534     (16,952)        -       15,582
   Total Operating Expenses     39,255     (21,759)        -       17,496

Operating Income (Loss)         (9,392)       (956)        -      (10,348)

Interest Expense                (2,321)          -       952 (c)   (1,369)
Other Income                     1,252           -         -        1,252

Pretax Income (Loss)           (10,461)       (956)      952      (10,465)

Income Taxes                         -        (382)      382 (c,d)      -

Income (Loss) from
  Continuing Operations       $(10,461)      $(574)     $570     $(10,465)


Basic and Diluted
  Earnings (Loss) Per Share     $(0.18)                            $(0.18)
Average Common Shares
  Outstanding                   57,334                             57,334


               EXECUTONE INFORMATION SYSTEMS, INC.
    UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS


                                    Year ended December 31, 1998
                                             CT      Pro Forma
                            Consolidated Operations Adjustments  Pro Forma

Net Sales                      $133,498  $(104,552)   $5,916 (d)  $34,862

Cost of Sales                    91,777    (74,174)    5,916 (d)   23,519

Gross Profit                     41,721    (30,378)        -       11,343

Operating Expenses
  Engineering & Development      10,052     (7,293)        -        2,759
  Selling, General &
    Administrative               41,435    (24,851)        -       16,584
  eLottery goodwill impairment
    and other shutdown costs     25,486          -         -       25,486
  Special charges                 9,028     (3,735)        -        5,293
    Total Operating Expenses     86,001    (35,879)        -       50,122

Operating Income (Loss)         (44,280)     5,501         -      (38,779)

Interest Expense                 (2,393)         -       682 (c)   (1,711)
Net Gain on Sale of Businesses    5,269          -         -        5,269
Other Income (Expense)              313          -         -          313

Pretax Income (Loss)            (41,091)     5,501       682      (34,908)

Income Taxes (Benefit)           (4,232)     2,200       273 (c,d) (1,759)

Income (Loss) from
  Continuing Operations        $(36,859)    $3,301      $409     $(33,149)


Basic and Diluted Earnings
  (Loss) Per Share               $(0.74)                           $(0.67)
Average Common Shares
  Outstanding                    49,755                            49,755


               EXECUTONE Information Systems, Inc.
 Notes To Unaudited Pro Forma Consolidated Financial Statements


The unaudited Pro Forma Financial Statements are based on the assumptions set forth in the notes to such data and should be read in conjunction with the Executone Consolidated Financial Statements and the related Notes thereto and other financial information included elsewhere in the Executone proxy statement for the Annual Meeting of Shareholders held December 14, 1999 (incorporated in this report by reference). The Pro Forma Statements are based upon Executone's consolidated totals, adjusted to reflect the proposed sale of the computer telephony business and other pro forma adjustments as noted below.

Balance Sheet Adjustments

(a) Adjustment to reflect the after tax gain on the sale of the computer telephony business based upon cash proceeds of $44.3 million, less the net assets sold of $14.1 million, $3.3 million in expenses incurred to separate the businesses and other charges and the estimated federal and state effective tax rate of 40%.
(b) To reflect the use of the proceeds to repay Executone's entire outstanding balance as of September 30, 1999 on the revolving credit facility of $15.3 million.

Income Statement Adjustments

(c) Adjustment for each of the periods presented to reflect the reduction in interest expense that would result from the assumed repayment of debt (see (b) above) at the beginning of the period. Amounts are tax effected at the estimated federal and state effective rate of 40% for all periods except the nine-month period ended September 30, 1999, for which Executone has not taken tax benefit for its losses during the year.
(d) In accordance with the manufacturing agreement, the CT Business will manufacture for and sell products to Executone's healthcare communications business post-closing at manufactured cost. To reflect these sales in the historical CT Business statements, sales to the healthcare communications business which were intercompany sales on the consolidated books and records have been added back to the CT Business income statement as if it were a standalone company. This adjustment eliminates these sales to determine the consolidated pro forma statement of operations.

                           SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                    EXECUTONE INFORMATION SYSTEMS, INC.

                    By:  __________________________________
                         Edward W. Stone
                         Senior Vice President and Chief Financial Officer


Date:   January 13, 2000